Exhibit 16.1

GHP Horwath, P.C. Member Crowe Horwath International 1801 California Street, Suite 2200 Denver, CO 80202 +1.303.831.5000 Tel +1.303.831.5001 Fax www.croweghphorwath.com

January 17, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE: Nemaura Medical, Inc.

We have read the statements made by Nemaura Medical, Inc. in Item 4.01 in this Form 8-K regarding the change in auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made in Item 4.01 of this Form 8-K.

Sincerely,

/s/ GHP Horwath, P.C.
GHP Horwath, P.C.